UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest
event reported)                        March 23, 2005
                                 -----------------------------------------------

                         APPLEBEE'S INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                   000-17962                43-1461763
------------------------------     ----------------     ------------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


   4551 W. 107th Street, Overland Park, Kansas                    66207
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    (Address of principal executive offices)                    (Zip Code)



                                 (913) 967-4000
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              (Registrant's telephone number, including area code)


                                      None
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR
     230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange  Act (17 CFR
     240.14a-12)

[  ] Pre-commencement  communications  pursuant   to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to   Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     The Company's management and its audit committee concluded on March 23, 2005 that certain of the Company's previously issued consolidated financial statements will be restated. As a result of the restatement, the consolidated financial statements included in the Company's Annual Report on Form 10-K ("10-K") for the fiscal years ended December 28, 2003 and December 29, 2002, and those in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 2004, June 27, 2004 and September 26, 2004, and the preliminary unaudited financial results included in the Company's press release issued on February 9, 2005 should no longer be relied upon.

     The Company had previously announced that, like many other companies in the restaurant, retail and other industries, it had determined that it would correct its accounting treatment for leases. Historically, when accounting for leases with renewal options, the Company recorded rent expense on a straight-line basis over the initial non-cancelable lease term, with the term commencing when actual rent payments began. The Company depreciated leasehold improvements on those properties over a maximum period of 20 years which, in certain cases, would have included a portion of the renewal option periods.

     The primary result of this correction will be to accelerate the recognition of rent expense under certain leases that include fixed-rent escalations by revising the computation of straight-line rent expense to include certain option periods, where failure to exercise such options would result in an economic penalty such that the renewal appears reasonably assured. The lease term will be deemed to commence on the date when the Company becomes legally obligated for the rent payments. In connection with the restatement for lease accounting matters, the Company will also correct for other previously identified immaterial errors in its financial statements, primarily related to vacation and workers compensation expense. These corrections will not affect the Company's previously reported or future cash flows, sales, the timing of payments under the related leases, or compliance with any debt covenants.

     In establishing its accounting policy for straight-line rent allocated to the construction period included in the lease term, the Company determined such rent should be recognized as a cost of construction of leasehold improvements and capitalized. As a result of adopting this policy, the Company anticipates that the impact of lease accounting matters will reduce diluted earnings per share by less than $0.01 in fiscal year 2005.

     The Company's 10-K for the fiscal year ended December 26, 2004 to be filed with the SEC will include disclosure of the effects of the adjustments on the financial statements of each of the periods included in the audited financial statements for the fiscal years ended December 28, 2003 and December 29, 2002 and on the unaudited quarterly results of operations for fiscal year 2004 and fiscal year 2003.


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

     The restatement adjustments will increase net earnings by approximately $1,300,000 ($0.02 per share) and $800,000 ($0.01 per share) for the fiscal years ended December 26, 2004 and December 28, 2003, respectively, and will decrease net earnings by approximately $2,500,000 ($0.03 per share) for the fiscal year ended December 29, 2002. The cumulative effect of these restatement adjustments is a reduction to retained earnings of approximately $4,900,000 as of the beginning of fiscal year 2002.

     Although the company does not believe these errors resulted in a material misstatement of the company's consolidated financial statements for any annual or interim period previously reported, the effects of correcting these errors in the fourth quarter of 2004 would have been material to that period. Management's Report on Internal Controls over Financial Reporting to be included in the Company's 10-K will contain an assessment by management that the Company's internal control over financial reporting was effective as of December 26, 2004.

     The Company previously announced that it had filed Form 12b-25 with the SEC. If a completed 10-K is filed within 15 days after filing a Form 12b-25, then the 10-K is deemed timely filed. However, because of the additional work necessary to implement the construction period lease accounting policy, the Company does not expect that it will be able to file its 10-K by March 28, 2005. Therefore, notwithstanding the Form 12b-25 filing, the Company expects it will be late filing its 10-K, but expects to be able to file its 10-K by March 31, 2005.

     The Company's management and audit committee have discussed the matters disclosed in this Form 8-K with Deloitte & Touche LLP its independent registered public accounting firm. The Company's press release dated March 28, 2005 concerning these matters is attached as Exhibit 99.1 hereto.





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


Item 9.01.     Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed herewith:

               99.1             Press Release dated March 28, 2005.






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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  March 28, 2005

                                         APPLEBEE'S INTERNATIONAL, INC.


                                  By:     /s/ Steven K. Lumpkin
                                         ---------------------------------------
                                         Steven K. Lumpkin
                                         Executive Vice President and
                                         Chief Financial Officer




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


                                  Exhibit Index


Exhibit
 Number      Description
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  99.1       Press Release dated March 28, 2005







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